Exhibit 99.1

Access National Reports 88% Increase in Q1 Earnings, Boosts Dividend

RESTON, Va.--(BUSINESS WIRE)--April 20, 2011--Access National Corporation (NASDAQ: ANCX), parent company for Access National Bank, reported first quarter net income of $2.3 million, a 88.1% increase over the $1.2 million recorded in the first quarter of 2010. This represents the company’s 43rd consecutive quarterly profit. Net income per diluted common share was $0.22, an increase of 100.0% over the $0.11 reported in the first quarter of 2010.

The Board of Directors also declared a cash dividend of $0.03 per share for shareholders of record as of May 5, 2011 and payable on May 25, 2011. The dividend represents a $0.01 increase over the per share dividend paid in the prior quarter on February 25, 2011.

Income before taxes from the banking segment increased 129% to $3.3 million for the first quarter of 2011 compared to $1.5 million for the first quarter 2010. The banking segment contributed 94% of consolidated earnings in the first quarter of 2011 compared to a contribution rate of 77% in the first quarter of 2010. In the first quarter 2011, the mortgage segment contributed $711 thousand in pre-tax earnings on mortgage origination volume of $122 million compared to a contribution of $778 thousand on origination volume of $149 million in the first quarter of 2010.

Return on average assets was 1.20% for the first quarter of 2011 compared to 0.74% for the first quarter of 2010. Return on average equity was 12.53% for the quarter ended March 31, 2011 compared to 7.01% for the same period last year. Book value per common share was $7.21 at March 31, 2011 compared to $6.52 at March 31, 2010, an increase of 10.6%.

Assets totaled $717.2 million at March 31, 2011 compared to $831.8 at December 31, 2010, a decrease of $114.6 million. The decrease in assets occurred in loans held for sale and interest-bearing balances and federal funds sold, indirectly a result of a 54% quarter over quarter reduction in mortgage origination volume.

Deposits totaled $496.2 million at March 31, 2011 compared to $627.8 million at December 31, 2010. In spite of a $4 million increase in Demand Deposits during the quarter ended March 31, 2011, overall deposits declined due to a deliberate reduction in brokered and CDAR deposits. The redemption of brokered and CDAR deposits consumed cash proceeds from interest-bearing balances and Loans Held for Sale.

Non-performing assets (NPAs, including Troubled Debt Restructurings or TDRs) totaled approximately $11.0 million or 1.53% of assets at March 31, 2011, compared to $10.4 million or 1.25% of assets at December 31, 2010. NPAs are comprised of non-accrual loans totaling $9.1 million and other real estate owned of $1.9 million. The allowance for loan losses totaled $10.7 million or 2.16% of total loans held for investment as of March 31, 2011.

Access National Corporation and its subsidiary bank continue to exceed standards of being “Well Capitalized” as defined under banking regulations. The ratio of total equity to total assets at March 31, 2011 was 10.38%.

Access National Corporation is the parent company of Access National Bank, an independent, nationally chartered bank serving the business community of the greater DC Metropolitan area. Additional information is available on our website at www.AccessNationalBank.com. Shares of Access National Corporation are traded on the NASDAQ Global Market under the symbol "ANCX".

This press release contains “forward-looking statements” within the meaning of the federal securities laws. These statements may be identified as “may”, “could”, “expect”, “believe”, anticipate”, “intend”, “plan” or variations thereof. These forward-looking statements may contain information related to those matters such as the Company’s intent, belief, or expectation with respect to matters such as financial performance. Such statements are necessarily based on assumptions and estimates and are inherently subject to a variety of risks and uncertainties concerning the Company’s operations and business environment, which are difficult to predict and beyond control of the company. Such risks and uncertainties could cause the actual results of the Company to differ materially from those matters expressed or implied in such forward-looking statements. For an explanation of certain risks and uncertainties associated with forward-looking statements, please refer to the Company’s Annual Report on Form 10-K and other SEC filings.

Access National Corporation
Consolidated Balance Sheet

	March 31,	December 31,	March 31,
(In Thousands)	2011	2010	2010

ASSETS

Cash and due from banks	$9,308	$9,198	$4,346

Interest-bearing balances and federal funds sold	32,693	102,709	14,651

Securities available for sale - at fair value	129,421	128,745	77,687

Loans held for sale - at fair value	33,689	82,244	49,705

Loans held for investment net of allowance for loan losses of $10,722, $10,527 and $9,256, respectively	486,747	481,002	460,472

Premises, equipment and land	8,876	8,934	8,694

Other assets	16,464	18,992	21,826

Total assets	$717,198	$831,824	$637,381

LIABILITIES AND SHAREHOLDERS' EQUITY

LIABILITIES
Noninterest-bearing deposits	$87,597	$83,972	$68,058

Savings and interest-bearing deposits	148,485	158,352	154,087

Time deposits	260,077	385,524	238,055

Total deposits	496,159	627,848	460,200

Short-term borrowings	127,053	80,348	52,923

Long-term borrowings	6,482	37,034	40,360

Subordinated debentures	6,186	6,186	6,186

Other liabilities and accrued expenses	6,846	8,215	8,495

Total Liabilities	642,726	759,631	568,164

SHAREHOLDERS' EQUITY
Common stock $0.835 par value; 60,000,000 authorized; issued and outstanding, 10,330,508, 10,376,169 and 10,615,313 shares, respectively	8,626	8,664	8,864

Surplus	17,572	17,794	18,931

Retained earnings	49,595	47,530	41,487

Accumulated other comprehensive income	(1,321)	(1,795)	(65)

Total shareholders' equity	74,472	72,193	69,217

Total liabilities and shareholders' equity	$717,198	$831,824	$637,381

Access National Corporation
Consolidated Statement of Operations

	Three Months Ended
	March 31, 2011	December 31, 2010	March 31, 2010
(In Thousands Except for Share Data)	(unaudited)

INTEREST INCOME
Interest and fees on loans	$7,882	$8,652	$7,872

Interest on federal funds sold and bank balances	55	38	37

Interest on securities	633	705	350
Total interest income	8,570	9,395	8,259

INTEREST EXPENSE
Interest on deposits	1,511	1,728	1,968

Interest on other borrowings	492	569	706
Total interest expense	2,003	2,297	2,674
Net interest income	6,567	7,098	5,585

Provision for loan losses	223	1,495	198
Net interest income after provision for loan losses	6,344	5,603	5,387

NONINTEREST INCOME
Service charges and fees	173	176	160

Gain on sale of loans	5,516	8,406	5,240

Other Income	150	2,368	623
Total noninterest income	5,839	10,950	6,023

NONINTEREST EXPENSE
Salaries and benefits	5,393	5,452	5,252

Occupancy and equipment	665	663	684

Other operating expense	2,573	6,842	3,567
Total noninterest expense	8,631	12,957	9,503
Income before income tax	3,552	3,596	1,907

Income tax expense	1,265	1,350	691
NET INCOME	$2,287	$2,246	$1,216

Earnings per common share:
Basic	$0.22	$0.22	$0.12
Diluted	$0.22	$0.22	$0.11

Average outstanding shares:
Basic	10,359,386	10,393,762	10,572,017
Diluted	10,404,677	10,423,668	10,589,506

Performance and Capital Ratios

	Three Months	Three Months	Three Months	Three Months	Three Months	Twelve Months	Twelve Months
	Ended	Ended	Ended	Ended	Ended	Ended	Ended
	March 31,	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,
(Dollars In Thousands)	2011	2010	2010	2010	2010	2010	2009

Return on average assets (annualized)	1.20%	1.08%	1.21%	0.84%	0.74%	0.98%	1.35%
Return on average equity (annualized)	12.53%	12.60%	13.87%	9.24%	7.01%	10.85%	15.04%
Net interest margin	3.55%	3.57%	3.36%	3.16%	3.58%	3.41%	3.42%
Efficiency ratio - Bank only	52.32%	54.98%	58.64%	53.39%	71.71%	59.02%	60.41%
Total equity to assets	10.38%	8.68%	9.03%	8.91%	10.86%	8.68%	10.16%

Averages
Assets	$763,780	$834,973	$802,357	$798,037	$654,622	$772,600	$714,970
Loans held for investment	494,920	485,710	471,308	469,122	476,713	475,726	490,393
Loans held for sale	29,021	107,474	70,913	44,984	31,528	63,868	65,780
Interest-bearing deposits & federal funds sold	80,249	66,377	88,014	128,864	62,813	86,531	64,128
Investment securities	132,873	135,468	127,913	114,061	53,193	107,940	69,758
Earning assets	739,472	794,855	757,702	756,754	624,128	733,810	689,153
Interest-bearing deposits	486,785	529,413	528,590	531,442	400,918	498,028	441,199
Total deposits	566,966	611,255	603,460	604,851	468,208	572,138	519,477
Repurchase agreements & federal funds sold	36,064	38,620	28,376	25,307	24,356	29,202	23,460
Commercial paper & other short term borrowings	66,637	50,402	34,653	34,365	32,775	38,088	41,316
Long-term borrowings	13,204	43,757	44,311	44,864	48,828	45,423	56,839
Equity	72,988	71,333	70,272	70,112	69,386	69,827	64,054

Banking segment - income before taxes	$3,348	$2,285	$2,428	$2,586	$1,461	$8,760	$4,225
Mortgage segment - income before taxes	$711	$1,691	$1,939	$575	$778	$4,983	$12,579
Other segments - income before taxes	$(507)	$(380)	$(442)	$(487)	$(332)	$(1,641)	$(1,315)
Mortgage loan originations	$122,215	$263,629	$231,804	$180,365	$148,941	$824,738	$1,517,397
Allowance for losses on mortgage loans sold	$2,113	$1,991	$4,488	$3,630	$3,768	$1,991	$3,332

Book value per common share	$7.21	$6.96	$6.95	$6.71	$6.52	$6.96	$6.43

Asset Quality Trend Profile

	Three Months	Twelve Months	Nine Months	Six Months	Three Months	Twelve Months
	Ended	Ended	Ended	Ended	Ended	Ended
(Dollars In Thousands)	March 31, 2011	December 31, 2010	September 30, 2010	June 30, 2010	March 31, 2010	December 31, 2009

Total assets	$717,198	$831,824	$804,838	$790,570	$637,381	$666,879
Total loans held for investment	$497,469	$491,529	$478,327	$468,883	$469,728	$486,564

Allowance for loan losses - beginning balance	$10,527	$9,127	$9,127	$9,127	$9,127	$7,462
Charge offs	(184)	(2,048)	(1,231)	(974)	(393)	(5,310)
Recoveries	156	632	505	449	324	911
Net charge offs	(28)	(1,416)	(726)	(525)	(69)	(4,399)
Provision for loan losses	223	2,816	1,321	746	198	6,064
Allowance for loan losses - ending balance	$10,722	$10,527	$9,722	$9,348	$9,256	$9,127

Allowance for loan losses/loans held for investment	2.16%	2.14%	2.03%	1.99%	1.97%	1.88%

Delinquent 30 - 90 days	$2,100	$2,771	$840	$358	$845	$1,267
Percentage of loans delinquent	0.42%	0.56%	0.18%	0.08%	0.18%	0.26%

Non-accrual loans	$9,163	$8,561	$6,952	$6,752	$9,447	$7,032
OREO	$1,859	$1,859	$3,276	$5,334	$4,073	$5,111
Total NPA	$11,022	$10,420	$10,228	$12,086	$13,520	$12,143
NPA to total assets	1.53%	1.25%	1.27%	1.53%	2.12%	1.82%
Allowance for loan losses/NPA	97.28%	101.03%	95.06%	77.35%	68.47%	75.16%

OREO Expense	$68	$2,335	$1,324	$676	$459	$1,497
Gain on Sale of OREO	$15	$1,253	$349	$-	$(98)	$-
OREO expense net	$53	$1,082	$975	$676	$557	$1,497

Allowance for losses on mortgage loans sold	$2,113	$1,991	$4,488	$3,630	$3,768	$3,332
Provision for losses on mortgage loans sold	$126	$3,836	$2,400	$1,100	$500	$5,050

Composition of Loan Portfolio

	March 31, 2011		December 31, 2010		March 31, 2010
(Dollars In Thousands)	Amount	Percentage of Total	Amount	Percentage of Total	Amount	Percentage of Total

Commercial real estate	$216,145	43.45%	$218,013	44.35%	$215,969	45.98%
Residential real estate	133,302	26.80	137,771	28.03	140,195	29.85
Commercial	109,046	21.92	94,765	19.28	72,193	15.37
Real estate construction	36,303	7.30	38,093	7.75	39,910	8.50
Consumer	2,673	0.53	2,887	0.59	1,461	0.30
Total loans	$497,469	100.00%	$491,529	100.00%	$469,728	100.00%
Less allowance for loan losses	10,722		10,527		9,256
	$486,747		$481,002		$460,472

Composition of Deposits

	March 31, 2011		December 31, 2010		March 31, 2010
(Dollars In Thousands)	Amount	Percentage of Total	Amount	Percentage of Total	Amount	Percentage of Total

Demand deposits	$87,597	17.66%	$83,972	13.37%	$68,058	14.79%
Interest-bearing demand deposits	21,459	4.32	24,548	3.91	28,378	6.17
Savings and money market	127,026	25.60	110,967	17.67	100,688	21.88
CDARS-reciprocal time deposits	132,115	26.63	234,221	37.31	81,881	17.79
Brokered deposits	13,425	2.71	56,356	8.98	76,570	16.64
Time deposits	114,537	23.08	117,784	18.76	104,625	22.73
Total Deposits	$496,159	100.00%	$627,848	100.00%	$460,200	100.00%

	Yield on Average Earning Assets and Rates on Average Interest-Bearing Liabilities

	Three Month Period Ended
	March 31, 2011			December 31, 2010			March 31, 2010
	Average Balance	Income / Expense	Yield / Rate	Average Balance	Income / Expense	Yield / Rate	Average Balance	Income / Expense	Yield / Rate
	(Dollars In Thousands)
Assets:
Interest earning assets:
Securities, at amortized cost(1)	$135,281	$633	1.87%	$135,294	$705	2.08%	$53,073	$350	2.64%
Loans held for sale	29,021	349	4.81%	107,474	1,181	4.40%	31,528	389	4.94%
Loans(2)	494,920	7,533	6.09%	485,710	7,471	6.15%	476,713	7,483	6.28%
Interest-bearing balances and federal funds sold	80,250	55	0.27%	66,377	38	0.23%	62,813	37	0.24%
Total interest earning assets	739,472	8,570	4.64%	794,855	9,395	4.73%	624,127	8,259	5.29%
Non-interest earning assets:
Cash and due from banks	12,180			14,715			7,205
Premises, land, and equipment	8,927			8,610			8,731
Other assets	13,798			26,673			23,930
Less: allowance for loan losses	(10,597)			(9,880)			(9,371)
Total noninterest earning assets	24,308			40,118			30,495
Total Assets	$763,780			$834,973			$654,622

Liabilities and Shareholders' Equity:
Interest-bearing deposits:
Interest-bearing demand deposits	$23,425	$27	0.46%	$25,394	$34	0.54%	$23,484	$43	0.73%
Money market deposit accounts	124,176	194	0.62%	134,918	241	0.71%	129,783	393	1.21%
Savings accounts	2,905	1	0.14%	3,820	3	0.31%	4,135	10	0.97%
Time deposits	336,279	1,289	1.53%	365,281	1,450	1.59%	243,516	1,522	2.50%
Total interest-bearing deposits	486,785	1,511	1.24%	529,413	1,728	1.31%	400,918	1,968	1.96%
Borrowings:
FHLB Advances	4,523	15	1.33%	8,220	45	2.19%	17,708	203	4.59%
Securities sold under agreements to repurchase and federal fund purchased	36,064	18	0.20%	38,620	24	0.25%	24,356	28	0.46%
Other short-term borrowings	32,115	49	0.61%	42,182	79	0.75%	15,067	34	0.90%
FHLB long-term borrowings	7,018	62	3.53%	7,572	69	3.65%	12,645	94	2.97%
FDIC term note	29,999	295	3.93%	29,998	299	3.99%	29,997	295	3.93%
Subordinated Debentures	6,186	53	3.43%	6,186	53	3.43%	6,186	52	3.36%
Total borrowings	115,905	492	1.70%	132,778	569	1.71%	105,959	706	2.67%
Total interest-bearing liabilities	602,690	2,003	1.33%	662,191	2,297	1.39%	506,877	2,674	2.11%
Noninterest-bearing liabilities:
Demand deposits	80,181			81,842			67,291
Other liabilities	7,921			19,607			11,068
Total Liabilities	690,792			763,640			585,236
Shareholders' Equity	72,988			71,333			69,386
Total Liabilities and Shareholders' Equity:	$763,780			$834,973			$654,622

Interest spread(3)			3.31%			3.34%			3.18%

Net interest margin(4)		$6,567	3.55%		$7,098	3.57%		$5,585	3.58%

(1) Includes restricted stock.
(2) Loans placed on nonaccrual status are included in loan balances.
(3) Interest spread is the average yield earned on earning assets, less the average rate incurred on interest-bearing liabilities.
(4) Net interest margin is net interest income, expressed as a percentage of average earning assets.

CONTACT:
Access National Corporation
Michael Clarke, 703-871-2100